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[graphic            Phone: (503) 986-2200
 seal                 Fax: (503) 378-4381     Restated Articles of Incorporation--Business/Professional/Nonprofit
 of the             =============================================================================================
 State of           Secretary of State                Check the appropriate box below:        For office use only
 Oregon             Corporation Division              [X] BUSINESS/PROFESSIONAL CORPORATION
 omitted]           255 Capitol St. NE, Suite 151     (Complete only 1, 2, 3, 4, 6, 7)
                    Salem, OR  97310-1327             [ ] NONPROFIT CORPORATION
                                                      (Complete only 1, 2, 3, 5, 6, 7)

Registry Number: 209240-15
                 ---------

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink

=================================================================================================================

1)   NAME OF CORPORATION PRIOR TO AMENDMENT  MedicaLogic, Inc.
                                             --------------------------------------------------------------------

2)   NEW NAME OF THE CORPORATION (if changed)
                                              -------------------------------------------------------------------

3)   A COPY OF THE RESTATED ARTICLES MUST BE ATTACHED
                                                      -----------------------------------------------------------

=================================================================================================================
                                                         |
     BUSINESS/PROFESSIONAL CORPORATION ONLY              |         NONPROFIT CORPORATION ONLY
                                                         |
4)   CHECK THE APPROPRIATE STATEMENT                     |    5)   CHECK THE APPROPRIATE STATEMENT
                                                         |
[X]  The restated articles contain amendments            |    [ ]  The restated articles contain amendments which
     which do not require shareholder approval.          |         do not require membership approval. The date
     The date of the adoption of the amendments          |         of the adoption of the amendments and restated
     and restated articles was 9/17/99 & 11/12/99.       |         articles was _______________. These amendments
     These amendments were duly adopted by the           |         were duly  adopted by the board of directors.
     board of directors.                                 |
                                                         |
[ ]  The restated articles contain amendments            |    [ ]  The restated articles contain amendments which
     which require shareholder approval. The             |         require membership approval. The date of the
     date of the adoption of the amendments              |         adoption of the amendments and restated
     and restated articles was ______________.           |         articles was ______________. The vote of the
     The vote of the shareholders was as follows:        |         members was as follows:
                                                         |
------------------------------------------------------   | ----------------------------------------------------
                            Number    Number    Number   |            Number of      Number    Number    Number
 Class or    Number of    of votes  of votes  of votes   | Class(es)    members    of votes  of votes  of votes
series of       shares    entitled      cast      cast   |  entitled   entitled    entitled      cast      cast
   shares  outstanding  to be cast       FOR   AGAINST   |   to vote    to vote  to be cast       FOR   AGAINST
---------  -----------  ----------  --------  --------   | ---------  ---------  ----------  --------  --------
                                                         |
                                                         |
------------------------------------------------------   | ----------------------------------------------------
                                                         |
[ ]  The corporation has not issued any shares of stocks.|
     Shareholder action was not required to adopt the    |
     restated articles. The restated articles were       |
     adopted by the incorporators or by the board of     |
     directors.                                          |
                                                         |
=================================================================================================================

6)   EXECUTION

     Printed Name                           Signature                              Title

     David C. Moffenbeier                   DAVID C. MOFFENBEIER                   COO & Secretary
     ----------------------------------     ----------------------------------     ------------------------------

=================================================================================================================

7)   CONTACT NAME                                            DAYTIME PHONE NUMBER

     Bethany K. Luke                                         (503) 294-9455
     ---------------------------------------------------     ----------------------------------------------------
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
                     1999 RESTATED ARTICLES OF INCORPORATION
                                       OF
                                MEDICALOGIC, INC.

          Pursuant to ORS 60.451, MedicaLogic, Inc. adopts the following 1999 Restated Articles of Incorporation, which shall supersede its heretofore existing Restated Articles of Incorporation and all amendments thereto.

                                    ARTICLE I

                The name of the Corporation is MedicaLogic, Inc.

                                   ARTICLE II

     A. Authorized Capital. The Corporation is authorized to issue shares of two classes of stock: 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

     B. Common Stock. Holders of Common Stock are entitled to one vote per share. On dissolution of the Corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

     C. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act, as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

          1. The number of shares in and the distinguishing designation of that series;

          2. Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

          3. Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

          4. Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

          5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

          6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

          7. Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                   ARTICLE III

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

                                   ARTICLE IV

          The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and
(ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                    ARTICLE V

     A. Notwithstanding any other provisions of these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause or by the affirmative vote of the holders of 75% or more of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

     B. Notwithstanding any other provisions of these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation), the provisions set forth in this Article V may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with this
Article V, unless such action is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.

     C. Notwithstanding any other provisions of these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these 1999 Restated Articles of Incorporation or the Bylaws of the Corporation), the provisions set forth in Sections 1.5 or 2.1 of the Bylaws of the Corporation may not be amended, altered, changed or repealed in any respect, nor may any provision be adopted which is inconsistent with Sections 1.5 or 2.1 of the Bylaws, unless such action is approved by the Board of Directors or by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally at an annual or special meeting of shareholders (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose.


                                       MEDICALOGIC, INC.


                                       By: DAVID C. MOFFENBEIER
                                           -------------------------------------
                                           David C. Moffenbeier,
                                           Chief Operating Officer and Secretary

                                       3